                                                                    Exhibit 11.1
                            CONNER PERIPHERALS, INC.
        (11.1) - STATEMENT RE:  COMPUTATION OF EARNINGS/(LOSS) PER SHARE
                     (In Thousands, Except Per Share Data)

                              Three months ended    Nine months ended
                                 September 30,        September 30,
                              -------------------  -------------------
                               1994       1993      1994       1993
                              -------  ---------   -------  ---------
Primary:

Weighted average shares
   outstanding                 51,800     49,410    51,393     49,089

Net effect of dilutive
  stock options                   409        N/A       782        N/A
                              -------  ---------   -------  ---------

   Total                       52,209     49,410    52,175     49,089
                              =======  =========   =======  =========

Net income/(loss)             $10,230  $(372,400)  $65,504  $(453,769)
                              =======  =========   =======  =========

Earnings/(loss) per share     $  0.20  $   (7.54)  $  1.26  $   (9.24)
                              =======  =========   =======  =========


Fully diluted:

Weighted average shares
   outstanding                 51,800     49,410    51,393     49,089

Net effect of dilutive
  stock options                   409        N/A       790        N/A

Assumed conversion of:
  6.75% Subordinated
   Convertible Debentures         N/A        N/A     7,931        N/A
  6.5%  Subordinated
   Convertible Debentures         N/A        N/A    14,375        N/A
                              -------  ---------   -------  ---------

   Total                       52,209     49,410    74,489     49,089
                              =======  =========   =======  =========

Net income/(loss)             $10,230  $(372,400)  $65,504  $(453,769)

Add:
  6.75% Subordinated
   Convertible Debenture
   interest, net of income
   taxes                          N/A        N/A     6,870        N/A
  6.5% Subordinated
   Convertible Debenture
   interest, net of income
   taxes                          N/A        N/A     9,923        N/A
                              -------  ---------   -------  ---------

   Total                      $10,230  $(372,400)  $82,297  $(453,769)
                              =======  =========   =======  =========

Earnings/(loss) per share     $  0.20  $   (7.54)  $  1.10  $   (9.24)
                              =======  =========   =======  =========

____________________
N/A - not applicable, item is anti-dilutive and therefore excluded from the calculation of earnings/(loss) per share